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                                                                      EXHIBIT 21

SUBSIDIARIES OF IMPERIAL BANCORP


All of the following subsidiaries of the Company are California corporations except Imperial International Bank which is organized under the laws of the United States and Imperial Trade Services, Ltd., which is incorporated in Hong Kong. Each subsidiary is included in the Company's consolidated financial statements.


                                                           PERCENTAGE OF VOTING
                                                           SECURITIES OWNED BY
NAME                                     IMMEDIATE PARENT    IMMEDIATE PARENT
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Altair Corporation                       Imperial Bancorp          100%
Imperial Bank                            Imperial Bancorp          100%
Imperial Bank Realty Company, Inc.       Imperial Bancorp          100%
Imperial Capital Trust I                 Imperial Bancorp          100%
Imperial Creditcorp                      Imperial Bancorp          100%
Crown American Bank                      Imperial Bank             100%
Imperial Asset Advisors, Inc.            Imperial Bank             100%
Imperial International Bank              Imperial Bank             100%
Imperial Securities Corporation          Imperial Bank             100%
Imperial Trade Services, Ltd.            Imperial Bank             100%
Imperial Trust Company                   Imperial Bank             100%
Imperial Ventures, Inc.                  Imperial Bank             100%
Pacific Bancard Association, Inc.        Imperial Bank             100%
U S Audiotex, LLC                        Imperial Bank              80%
Imperial Capital Markets Group, Inc. (1) Imperial Bank             100%
Imperial Financial Group (1)             Imperial Bank             100%
Imperial Global Trading Company, Inc. (1)Imperial Bank             100%
Imperial Management, Inc. (1)            Imperial Bank             100%
Imperial Municipal Services Group, Inc.
 (1) (2)                                 Imperial Bank             100%
Imperial Plan, Inc. (1)                  Imperial Bank             100%
TNT Mortgage Services, Inc. (1)          Imperial Bank             100%
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(1) Not currently active
(2) Previously known as Imperial Municipal Services Corporation